UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)        July 17, 1996
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On July 17, 1996, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of approximately $500.0 million of ten-year, floating rate credit card asset backed securities. MBNA America transferred credit card receivables to MBNA Master Credit Card Trust II which issued Series 1996-G. The transaction had two classes of publicly traded securities (Class A and Class B) and a separate class of privately placed collateral invested amounts.

     Series 1996-G consists of $425.0 million Class A (senior) floating rate asset backed certificates and $37.5 million Class B (subordinate) floating rate asset backed certificates. The 10.0 year Class A certificates accrue interest at 18 basis points over the one month London Interbank Offered Rate (LIBOR). The 10.1 year Class B certificates accrue interest at 35 basis points over the one month LIBOR. Both the Class A and Class B certificates were priced at par. The privately placed collateral invested interest was issued in the amount of $37.5 million and is subordinate to the Class A and Class B asset backed certificates. MBNA America retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 1996-G.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  July 17, 1996                             By: /s/ M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer